EXHIBIT 99.1

                         BESTWAY COACH EXPRESS, INC.
                      SHARES COMMENCE QUOTATION ON OTCBB

New York, NY--August 14, 2006--Bestway Coach Express, Inc. (OTCBB: BWCX.OB), a premier provider of motorcoach services, announced today that its common stock commenced quotation on the NASD Over-the-Counter Bulletin Board on June 28, 2006 under the symbol BWCX.OB. The Company became a public reporting company on April 9, 2006, as the result of filing a registration statement on Form 10-SB under the Securities Exchange Act of 1934.

Mr. Wilson Cheng, the Chairman and Chief Executive Officer of Bestway, stated that "the registration of Bestway's securities under the Exchange Act and the commencement of the quotation of Bestway's securities on the Bulletin Board will help to provide our stockholders with some liquidity." Mr. Cheng also stated his belief that "Bestway will greatly benefit from being a public company because Bestway may now be able to use its shares as currency for acquisitions and joint ventures." Mr. Cheng went on to say that "Bestway's status as a public company may also help Bestway attract new customers, who may be more willing to work with a company whose financial data is publicly disclosed and whose business plan is transparent."

About Bestway Coach Express
Bestway is a motorcoach service provider. It currently provides (i) scheduled service from New York to Philadelphia (20 schedules daily); (ii) specialized destination route services to casinos in Atlantic City, New Jersey and in Connecticut (40 schedules daily); (iii) charter services to public and call-in customers; and (iv) airport services, sightseeing services and other services.

Safe Harbor Statement
This release contains certain "forward-looking statements" relating to the business of Bestway, which can be identified by the use of forward looking terminology such as "believes, expects" or similar expressions. The forward looking statements contained in this press release include statements regarding the potential increased liquidity of Bestway shares as a result of the quotation of its securities on the OTCBB, the possibility that being a public company will allow Bestway to attract new clients, the potential ability of Bestway to use its securities as currency in the future and other similar statements. Such forward looking statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company's reports filed with the Securities and Exchange Commission. Bestway undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contact:
Mr. Wilson Cheng Bestway Coach Express, Inc.
212-608-8988
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Source: Bestway Coach Express, Inc.